SHARE TRANSFER FORM

I, Mr. Chen, Steve Andrew ("the Transferor"), for good and valuable consideration received by me from SUCCESS HOLDING GROUP INTERNATIONAL, INC. ("the Transferee"), do hereby transfer to the Transferee, as fully paid and non-assessable, the 48,000,000 Shares, shares numbered 1-48,000,000, standing in my name in the Register of **(Success Entertainment Group Inc.)** to hold unto the Transferee, his/her/their/its executors, administrators and assigns, subject to the several conditions on which we held the same at the time of execution hereof, and we do hereby consent that my name remain on the Register of the said Company until such time as the said Company may enter the Transferee's name thereon.

SIGNED by the Transferor on the 28 day of Aug, 2014, in the presence of:	Mr. Chen, Steve Andrew ("the Transferor")
Witness	

SIGNED by the Transferee on the 28 day of Aug, 2014, in the presence of:	SUCCESS HOLDING GROUP INTERNATIONAL, INC. ("the Transferee")
Witness	